

                                                                  EXHIBIT (e)(7)

                                      REINSTATEMENT OR REDUCTION OF PREMIUM RATE
                                                  APPLICATION FOR LIFE INSURANCE
                                                                NEW YORK VERSION

THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK, NEW YORK, NY
Member of American International Group, Inc.
P.O. Box 4373 . Houston, TX 77210-4373
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"Company" refers to the insurance company whose name is shown above. The insurance company shown above is solely responsible for the obligation and payment of benefits under any policy it may issue.

USE PERMANENT INK WHEN COMPLETING THIS FORM. BE SURE TO ANSWER ALL QUESTIONS
THAT PERTAIN TO YOUR REQUEST. PROVIDE DETAILS FOR ANY QUESTIONS ANSWERED "YES".
PERSONALLY SIGN AND DATE. IF A SEPARATE PAGE IS NEEDED TO COMPLETE THE ANSWERS,
ATTACH TO THIS FORM AND SIGN AND DATE THE SEPARATE PAGE(S). CAREFULLY READ THE
ATTACHED NOTICE OF INFORMATION PRACTICES AND KEEP WITH YOUR POLICY.

POLICY NUMBER ________________________ INSURED NAME ____________________________

[_] REINSTATEMENT OR [_] REDUCTION OF PREMIUM RATE

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SECTION I - GENERAL INFORMATION:

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A. PRIMARY INSURED

Name__________________________________________________________________ Social Security # _______________ Sex [_] M [_] F

Birthplace (state, country) __________________________________________ Date of Birth ___________________ Age _______________

U.S. citizen [_] Yes [_] No If no, date of entry ________________________________ Visa Type ________________________________

Address ______________________________________________________ City, State ____________________________ Zip ________________

Home Phone _________________________________________________________ Work Phone ____________________________________________

Email address ____________________________________________________________

Employer _____________________________________________________________ Occupation __________________________________________

Length of Employment _____________________________________ Duties __________________________________________________________

Personal Income $ _____________________________ Household Income $ ____________________ Net Worth $ ________________________

B. OWNER INFORMATION
[_] Primary Insured [_] Other Insured [_] Trust [_] Someone other than an insured or trust

Complete if other than the primary insured is owner (IF CONTINGENT OWNER IS REQUIRED, USE SPECIAL REMARKS SECTION.)

Name __________________________________________________________________ Tax ID # ___________________________

[_] CHECK HERE IF NEW ADDRESS

Address __________________________________________ City, State ____________________________ Zip ____________

Home Phone ________________________________________ Work Phone _____________________________________________

If owner is a trust please designate information for the Name, Tax ID, Current Trustee and Date of Trust in the Special
Remarks section.

C. OTHER INSURED(S): PLEASE ADD INFORMATION FOR ALL ADDITIONAL INSUREDS.

Name_____________________________________________________________________ Social Security # ____________ Sex [_] M [_] F

Birthplace (state, country) ________________________________________________ Date of Birth ________________ Age ____________

U.S. citizen [_] Yes [_] No If no, date of entry ____________________________________ Visa Type ____________________________

Address ______________________________________________________ City, State ____________________________ Zip ________________

Home Phone _________________________________________________________ Work Phone ____________________________________________

Email address ____________________________________________________________

Employer _______________________________________________________________ Occupation ________________________________________

Length of Employment ____________________________________  Duties __________________________________________________________

Personal Income $ _____________________________ Household Income $ ____________________ Net Worth $ ________________________

AGLC 100440-33

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D. CHILD INFORMATION (COMPLETE INFORMATION FOR ALL CHILDREN COVERED BY CHILD RIDER.)

             Child Name                Sex         Birthplace (state, country)          Date of Birth
__________________________________ [_] M [_] F ____________________________________ ____________________
__________________________________ [_] M [_] F ____________________________________ ____________________
__________________________________ [_] M [_] F ____________________________________ ____________________

E. BILLING

Frequency: [_] Annual [_] Semi Annual [_] Quarterly [_] Monthly [_] Other

Method: [_] Direct [_] List bill [_] Automatic bank draft [_] Other __________________________________________________

Payment Enclosed: [_] Yes [_] No Amount ____________________ Check # __________________

Effective date (if applicable): __________________________________

F. BENEFICIARY - THE BENEFICIARY AT THE TIME THE POLICY WAS LAST IN FORCE WILL BE CONTINUED OR REINSTATED. TO CHANGE THE BENEFICIARY
PLEASE ATTACH YOUR SIGNED REQUEST.

SECTION II:
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A. BACKGROUND INFORMATION - FOR ALL COVERED PERSONS

COMPLETE QUESTIONS 1 THROUGH 8 FOR ALL PROPOSED INSUREDS WHO ARE COVERED BY THIS POLICY. IF AN ANSWER OF YES APPLIES TO ANY INSURED
PROVIDE DETAILS.

     1.   Tobacco Use: Have you ever used any form of tobacco or nicotine products?                                   [_] Yes [_] No

          If yes, date of last use __________________________________

          If yes, TYPE and QUANTITY of tobacco or nicotine products used __________________________________

     2.   Have you ever used cocaine, marijuana, heroin, controlled substances or any other drug, except as legally
          prescribed by a physician?                                                                                  [_] Yes [_] No

     3.   Have you ever sought or received advice, counseling or treatment by a medical professional for the use of
          alcohol or drugs, including prescription drugs?                                                             [_] Yes [_] No

     4.   Driver's License No.: ________________________________ State: __________________________________

          In the past five years, have you been charged with or convicted of driving under the influence of alcohol
          or drugs or had any driving violations?                                                                     [_] Yes [_] No

     5.   In the past five years have you participated in or intend to participate in any flights as a trainee,
          pilot or crew member? If yes, submit appropriate questionnaire.                                             [_] Yes [_] No

     6.   In the past five years, have you participated in or intend to participate in any hazardous sports such as scuba diving, skydiving, parachuting, ultralight aviation, auto racing, cave exploration, hang gliding,
          boat racing, mountaineering, extreme sports or hazardous activities? If yes, submit appropriate             [_] Yes [_] No
          questionnaire.

     7.   Do you intend to travel or reside outside the United States or Canada within the next two years?            [_] Yes [_] No

     8.   Have you ever requested or received a pension, benefits, or payments because of an injury, sickness, or
          disability?                                                                                                 [_] Yes [_] No

          DETAILS: _________________________________________________________________________________________________________________
          __________________________________________________________________________________________________________________________
          __________________________________________________________________________________________________________________________
          __________________________________________________________________________________________________________________________

B. NON MEDICAL INFORMATION

     1. Height ____Ft. ____In. 2. Weight _____ lbs. Change of weight in last year? [_] None Gain: _____ lbs. Loss: _____ lbs.

     3. Name and address of your personal physician. (Write NONE if you do not have one.)

        ____________________________________________________________________________________________________________________________
        ____________________________________________________________________________________________________________________________

    4. Date, reason, findings and treatment at last visit. _________________________________________________________________________
        ____________________________________________________________________________________________________________________________
        ____________________________________________________________________________________________________________________________
        ____________________________________________________________________________________________________________________________

AGLC 100440-33

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C. MEDICAL INFORMATION

COMPLETE QUESTIONS 1 THROUGH 4 FOR ALL PROPOSED INSUREDS WHO ARE COVERED BY THIS POLICY. IF AN ANSWER OF YES APPLIES TO ANY INSURED
PROVIDE DETAILS SUCH AS DATE OF FIRST DIAGNOSIS, NAME AND ADDRESS OF DOCTOR, TESTS PERFORMED, TEST RESULTS, MEDICATION(S) OR
RECOMMENDED TREATMENT.

1.   HAVE YOU EVER BEEN DIAGNOSED AS HAVING OR BEEN TREATED FOR, OR CONSULTED A LICENSED HEALTH CARE PROVIDER FOR:

     A.   High blood pressure, diabetes, cancer, tumor, epilepsy, asthma, emphysema, or any disorder of the heart
          or of the blood vessels?                                                                                    [_] Yes [_] No

     B.   Disease or disorder of the stomach, intestines, liver, pancreas, lungs, kidneys, urinary tract, brain,
          prostate, lymph glands, or reproductive organs?                                                             [_] Yes [_] No

     C.   Mental or nervous condition or disorder of bones, muscles, or joints?                                       [_] Yes [_] No

          DETAILS: _________________________________________________________________________________________________________________
          __________________________________________________________________________________________________________________________
          __________________________________________________________________________________________________________________________

2.   Have you ever been diagnosed or treated by any member of the medical profession for AIDS Related Complex (ARC)
     or Acquired Immune Deficiency Syndrome (AIDS)? (If yes, explain)                                                 [_] Yes [_] No

          DETAILS: _________________________________________________________________________________________________________________
          __________________________________________________________________________________________________________________________
          __________________________________________________________________________________________________________________________

3.   Are you currently taking any medication, treatment or therapy or under medical observation?                      [_] Yes [_] No

          DETAILS: _________________________________________________________________________________________________________________
          __________________________________________________________________________________________________________________________
          __________________________________________________________________________________________________________________________

4.   Do you have any symptoms or knowledge of any other condition that is not disclosed above?                        [_] Yes [_] No

          DETAILS: _________________________________________________________________________________________________________________
          __________________________________________________________________________________________________________________________
          __________________________________________________________________________________________________________________________

D.   SPECIAL REMARKS: USE THIS SPACE TO PROVIDE ANY ADDITIONAL COMMENTS OR REMARKS NOT GIVEN IN DETAIL ABOVE.
____________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________

AGLC 100440-33

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AUTHORIZATION AND SIGNATURES
THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK, NEW YORK, NY

In this application, "Company" refers to the insurance company whose name is shown above.

AUTHORIZATION TO OBTAIN AND DISCLOSE INFORMATION AND DECLARATION

I give my consent to all of the entities listed below to give to the Company, its legal representative, American General Life Companies (AGLC) (an affiliated service company), and affiliated insurers all information they have pertaining to: medical consultations, treatments or surgeries; hospital confinements for any physical and mental conditions; use of drugs or alcohol; or any other information; for me, my spouse, or my minor children. Other information could include items such as: personal finances, habits, hazardous avocations, motor vehicle records from the Department of Motor Vehicles or court records, foreign travel, etc. I give my consent for the information outlined above to be provided by: any physician or medical practitioner; any hospital, clinic or other health care facility; any insurance or reinsurance company; any consumer reporting agency or insurance support organization; my employer; or the Medical Information Bureau (MIB).

I understand the information obtained will be used by the Company to determine:
(1) eligibility for insurance; and (2) eligibility for benefits under or changes to an existing policy. Any information gathered during the evaluation of my application may be disclosed to: reinsurers; the MIB; other persons or organizations performing business or legal services in connection with my application or claim; me; any physician designated by me; or any person or entity required to receive such information by law or as I may consent.

I, as well as any person authorized to act on my behalf, may, upon written request, obtain a copy of this consent. I understand this consent may be revoked at any time by sending a written request to the Company, Attn: Underwriting Department at P.O. Box 1931, Houston, TX 77251-1931.

This consent will be valid for 24 months from the date of this application. I agree that a copy of this consent will be valid as the original. I authorize AGLC or affiliated insurers to obtain an investigative consumer report on me. I understand that I may: request to be interviewed for the report and receive, upon written request, a copy of such report. [ ] Check if you wish to be interviewed.

I have read the above statements or they have been read to me. They are true and complete to the best of my knowledge and belief. I understand that this application shall be the basis for: (1) any policy issued; or (2) changes to the existing policy as requested on this application. I understand that any misrepresentation contained in this application and related forms and relied on by Company may be used to reduce or deny a claim or void the policy, if it is within its contestable period and if such misrepresentation materially affects the acceptance of the risk. I understand and agree that no insurance will be in effect under this application, or under any new policy issued by the Company, unless or until: the policy has been delivered and accepted; the first full modal premium for the issued policy has been paid; and there has been no change in the health of any proposed insured that would change the answers to any questions in the application.

I understand and agree that no agent is authorized to: accept risks or pass upon insurability; make or modify contracts; or waive any of the Company's rights or requirements.

I have received a copy of the Notice of Information Practices.

UNDER PENALTIES OF PERJURY, I CERTIFY: (1) THAT THE NUMBER SHOWN ON THIS APPLICATION IS MY CORRECT SOCIAL SECURITY OR TAX ID NUMBER; AND (2) THAT I AM NOT SUBJECT TO BACKUP WITHHOLDING UNDER SECTION 3406(A)(1)(C) OF THE INTERNAL REVENUE CODE; AND (3) THAT I AM A U.S. PERSON (INCLUDING A U.S. RESIDENT ALIEN). THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE MY CONSENT TO ANY PROVISIONS OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING. YOU MUST CROSS OUT ITEM (2) IF YOU ARE SUBJECT TO BACKUP WITHHOLDING AND CROSS OUT ITEM (3) IF YOU ARE NOT A U.S. PERSON (INCLUDING A U.S. RESIDENT ALIEN).

SPECIAL CIRCUMSTANCES- Corporate Ownership: The signature of one officer followed by the officer's title is required. The request must be submitted on:
(1) corporate letterhead; (2) or paper with the corporate seal signed by that officer. Partnership: Provide the full name of the partnership followed by the signatures of all partner(s), other than the Insured. Trust: If the contract is owned by or assigned to a Trustee, Trustee(s) signature are required as instructed by the trust agreement. Validation of Trustee(s) signature may be required.

----------------------------------------   -------------------------------------
SIGNED AT (City and State)                 DATE


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SIGNATURE OF PRIMARY INSURED (if under age 15, signature of parent or guardian)


--------------------------------------------------------------------------------
SIGNATURE OF OTHER INSURED (if under age 15, signature of parent or guardian)


----------------------------------------   -------------------------------------
SIGNATURE OF OWNER (if other than          SIGNATURE OF OFFICER AND TITLE
insured)                                   (if corporate owned)


----------------------------------------   -------------------------   ---------
SIGNATURE OF TRUSTEE (if owned by a        AGENT SIGNATURE             DATE
trust)

----------------------------------------   -------------------------------------
AGENT NAME (Printed)                       STATE LICENSE #

----------------------------------------   -------------------------------------
PERCENTAGE OF COMMISSIONS                  AGENT TELEPHONE #

AGLC 100440-33

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NOTICE OF INFORMATION PRACTICES

THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK, NEW YORK, NY

In this application, "Company" refers to the insurance company whose name is shown above. This notice is provided on behalf of that company and American General Life Companies (AGLC), (a company providing services to affiliated life insurance companies that are members of American International Group Inc.)

FAIR CREDIT REPORTING ACT

Pursuant to the Federal Fair Credit Reporting Act, as amended (15 U.S.C. 1681d), notice is hereby given that, as a component of our underwriting process relating to your application for life insurance, the Company may request an investigative consumer report that may include information about your character, general reputation, personal characteristics and mode of living. This information may be obtained through personal interviews with your neighbors, friends, associates and others with whom you are acquainted or who may have knowledge concerning any such items of information. You have a right to request in writing, within a reasonable period of time after receiving this notice, a complete and accurate disclosure of the nature and scope of the investigation the Company requests. You should direct this written request to the Company at:
P. O. Box 1931
Houston, TX 77251-1931

Upon receipt of such a request, the Company will respond by mail within five business days.

MEDICAL INFORMATION BUREAU

The designated insurer or its reinsurers may make a brief report regarding your insurability to the Medical Information Bureau (MIB), a nonprofit membership organization of life insurance companies that operates an information exchange on behalf of its members. If you apply to another MIB-member company for life or health insurance or a claim for benefits is submitted to such a company, the MIB will supply such company with the information they have about you. At your request, the MIB will disclose any information it has in your file. If you question the accuracy of information in the MIB's file, you may seek a correction in accordance with the procedures set forth in the Federal Fair Credit Reporting Act. The address and phone number of the MIB's information office are:
P. O. Box 105
Essex Station
Boston, Massachusetts 02112
617/426-3660

The designated insurer, or its reinsurers, may also release information in its file to other life insurance companies to whom you may apply for life or health insurance, or to whom a claim for benefits may be submitted.

INSURANCE INFORMATION PRACTICES

To issue an insurance policy, we need to obtain information about you. Some of that information will come from you, and some will come from other sources. This information may in certain circumstances be disclosed to third parties without your specific authorization, as permitted or required by law. You have the right to access and correct this information, except information that relates to a claim or a civil or criminal proceeding. Upon your written request, the Company will provide you with a more detailed written notice explaining the types of information that may be collected, the types of sources and investigative techniques that may be used, the types of disclosures that may be made and the circumstances under which they may be made without your authorization, a description of your rights to access and correct information and the role of insurance support organizations with regard to your information. If you desire additional information on insurance information practices, you should direct your requests to the Company at:
P. O. Box 1931
Houston, TX 77251-1931

TELEPHONE INTERVIEW INFORMATION

To help process your application as soon as possible, the Company may have one of its representatives call you by telephone, at your convenience, and obtain additional underwriting information.

                    * PLEASE READ AND KEEP WITH YOUR POLICY*

AGLC 100440-33N

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